Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
          1957 W. Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821



Mr. Mark A. Poulsen, President and Director
Fit For Business International, Inc.
10/27 Mayneview, St. Milton
QLD, Australia 4064

Dear Mr. Poulsen,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in Amendment No. 5 to the Registration Statement of Fit For Business International, Inc. on Form SB-2 of our report on the financial statements of the Company as its independent auditors dated August 25, 2005, except for Note 12, for which the date is September 22, 2005, as of and for the periods ended June 30, 2005, and 2004. We further consent to the reference to us in the sections Changes In and Disagreements on Accounting and Financial Disclosures and Experts in the Registration Statement on Form SB-2.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah
September 22, 2005